Exhibit 10.7

FINAL

SUMMIT MIDSTREAM CORPORATION
2024 LONG-TERM INCENTIVE PLAN

SECTION 1. Background of the Plan.

Summit Midstream Corporation, a Delaware corporation (the “Company”) adopts this Summit Midstream Corporation 2024 Long-Term Incentive Plan (the “Plan”) effective as of August 1, 2024 (the “Effective Date”). The Plan was originally adopted as the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan, and was amended pursuant to the First Amendment to the Summit Midstream Partners, LP 2022 Long-Term Incentive Plan effective as of March 16, 2022 (the “Prior Plan”). In connection with the Company’s conversion from a Delaware limited partnership named Summit Midstream Partners, LP to a Delaware corporation, the Company hereby amends and restates the Prior Plan as set forth below as of the Effective Date.

SECTION 2. Purpose of the Plan.

The Plan is intended to promote the interests of the Company and its Affiliates by providing incentive compensation awards denominated in, or based on, Stock to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and its Affiliates and to encourage such individuals to devote their best efforts to advancing the business of the Company and its Affiliates.

SECTION 3. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“2012 Plan” means the Summit Midstream Partners, LP 2012 Long-Term Incentive Plan, as amended.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, DER, Substitute Award, Stock Appreciation Right or Stock Award granted under the Plan.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the applicable Participant and the Company or any of its Affiliates (as in effect on the date the applicable Award is granted to such Participant), a finding by the Committee, before or after the Participant’s termination of Service, of: (i) any material failure by the Participant to perform the Participant’s duties and responsibilities under any written agreement between the Participant and the Company or any of its Affiliates; (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company or any of its Affiliates; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any of its Affiliates or which adversely affects the image, reputation or business of the Company or its Affiliates; or (v) any material breach by the Participant of any agreement between the Company or any of its Affiliates, on the one hand, and the Participant on the other. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

“Change in Control” means, and shall be deemed to have occurred upon one or more of the following events, except as otherwise provided in an Award Agreement:

(i)	any “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act, other than the Company or an Affiliate of the Company (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company; or

(ii)	the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the transaction or event described in subsection (i) or (ii) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board, except that it shall mean such committee of the Board as is appointed by the Board to administer the Plan, or as necessary to comply with applicable legal requirements or listing standards.

“Consultant” means an individual who renders consulting services to the Company or any of its Affiliates.

“DER” means a dividend equivalent right, representing a contingent right to receive an amount in cash, Stock, Restricted Stock and/or Restricted Stock Units, as determined by the Committee in its sole discretion, equal in value to the dividends paid made by the Company with respect to a share of Stock during the period such Award is outstanding.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company or any of its Affiliates who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

“Disability” means, unless otherwise set forth in an Award Agreement or other written agreement between the applicable Participant and the Company or any of its Affiliates (as in effect on the date the applicable Award is granted to such Participant), as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s or one of its Affiliates’ long-term disability insurance policy or plan, as applicable, for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees of the Company or one of its Affiliates or the Company or one of its Affiliates does not maintain such a long-term disability insurance policy, “Disability” means a total and permanent disability within the meaning of Section 22(e)(3) of the Code; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, Participants shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of a share of Stock on the New York Stock Exchange or, if the Stock is not listed on such exchange, on any other national securities exchange on which the Stock is listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. If there is no regular public trading market for the Stock, the Fair Market Value of a share of Stock shall be determined by the Committee in good faith and, to the extent applicable, in compliance with the requirements of Section 409A.

“Option” means an option to purchase Stock granted pursuant to Section 7(a) of the Plan.

“Other Stock-Based Award” means an award granted pursuant to Section 7(e) of the Plan.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan and any authorized transferee of such individual.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Stock” means a share of Stock granted pursuant to Section 7(b) of the Plan that is subject to a Restricted Period.

“Restricted Stock Unit” means a right, granted to an eligible person under Section 7(b), to receive a share of Stock, cash, or a combination thereof at the end of a specified period (which may or may not be conterminous with the vesting schedule of the Award).

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that are in effect at any given time or that may be issued thereafter.

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion and subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (i) a termination where there is simultaneous commencement by the Participant of a relationship with the Company or any of its Affiliates as an Employee, Director or Consultant or (ii) a termination which results in a temporary severance of the service relationship.

“Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to the terms of the Plan.

“Stock Appreciation Right” or “SAR” means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a share of Stock on the exercise date of the SAR over the exercise price of the SAR.

“Stock Award” means an award granted pursuant to Section 7(d) of the Plan.

“Substitute Award” means an award granted pursuant to Section 7(f) of the Plan.

SECTION 4. Administration.

(a) The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Stock to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited or vesting of Awards may be accelerated; (vi) interpret, construe, and administer the Plan, any Award Agreement and any related instrument or agreement made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award Agreement or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any of its Affiliates, any Participant and any beneficiary of any Participant.

(b) To the extent permitted by applicable law and the rules of any securities exchange on which the Stock is listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 4(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Stock is listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4(b) shall serve in such capacity at the pleasure of the Board and the Committee.

SECTION 5. Stock.

(a) Limits on Stock Deliverable. Subject to adjustment as provided in Section 5(c), the number of shares of Stock that may be delivered with respect to Awards under the Plan is 1,926,281 (which number is inclusive of the common units (which were converted to Stock as of the Effective Date) underlying Awards outstanding under (i) the Prior Plan immediately prior to the Effective Date and (ii) the 2012 Plan as of May 10, 2022). The Stock subject to (A) any Award granted under the Plan, the Prior Plan or the 2012 Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised, (B) any Award of any SAR granted under the Plan, the Prior Plan or the 2012 Plan the terms of which provide for settlement in cash, and (C) any Award of Restricted Stock or Restricted Stock Units under the Plan, the Prior Plan or the 2012 Plan that shall be forfeited prior to becoming vested (provided that the holder received no benefits of ownership of such Restricted Stock or Restricted Stock Units other than voting rights and the accumulation of DERs, if any, and unpaid DERs, if any, that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Stock may not again be made available for issuance as Awards under the Plan: (1) Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (2) Stock used to pay the purchase price or withholding taxes related to an outstanding Award, and (3) Stock repurchased on the open market with the proceeds of an Option purchase price. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Stock issued in assumption of, or in substitution for, any outstanding awards of any entity in connection with a merger, consolidation or acquisition of such entity by the Company or any Affiliate thereof shall not be counted against the shares of Stock available for issuance pursuant to the Plan. There shall not be any limitation on the number Awards that may be paid in cash.

(b) Sources of Stock Deliverable Under Awards. Any shares of Stock delivered pursuant to an Award shall consist, in whole or in part, of Stock acquired in the open market, from the Company, any Affiliate thereof or any other Person, or Stock otherwise issuable by the Company, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number of shares and type of Stock covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number of shares and type of Stock (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, split, combination or exchange, merger, consolidation or distribution (other than normal cash distributions) of Stock, or any other change affecting the Stock of the Company, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number of shares and type of Stock that may be issued under the Plan; (B) the number of shares and type of Stock (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per share of Stock for any outstanding Awards under the Plan.

SECTION 6. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 7. Awards.

(a) Options and SARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or SARs may be granted, the number of shares of Stock to be covered by each Option or SAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and SARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and SARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.s

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option or subject to a SAR shall be determined by the Committee at the time the Option or SAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a share of Stock as of the date of grant of the Option or SAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or SAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or SAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Stock having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.

(iii) Exercise of Options and SARs on Termination of Service. Each Option and SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or SAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or SAR shall terminate as of the start of business on the effective date of the Participant’s termination of Service. Unless otherwise determined by the Committee, to the extent the Option or SAR is not vested and exercisable as of the termination of Service, the Option or SAR shall terminate when the Participant’s Service terminates.

(iv) Term of Options and SARs. The term of each Option and SAR shall be stated in the Award Agreement, provided, that the term shall be no more than ten (10) years from the date of grant thereof.

(b) Restricted Stock and Restricted Stock Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Stock or Restricted Stock Units may be granted, the number of shares of Restricted Stock or Restricted Stock Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Stock or Restricted Stock Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i) Dividends on Restricted Stock. To the extent determined by the Committee, in its discretion, the Award Agreement for a grant of Restricted Stock may provide that dividends made by the Company with respect to the Restricted Stock shall be subject to the same forfeiture and other restrictions as the Restricted Stock and, if restricted, such dividends shall be held, with or without interest or other earnings credit (as determined by the Committee), until the Restricted Stock vests or is forfeited with the dividend being paid or forfeited at the same time, as the case may be. Absent such a restriction on the dividends in the Award Agreement, dividends shall be paid to the holder of the Restricted Stock without restriction at the same time as cash dividends are paid by the Company to its stockholders.

(ii) Lapse of Restrictions.

(A) Restricted Stock. Upon or as soon as reasonably practicable following the vesting of each share of Restricted Stock, subject to satisfying the tax withholding obligations of Section 9(b), the Participant shall be entitled to have the restrictions removed from his or her Stock certificate (or book-entry account, as applicable) so that the Participant then holds unrestricted Stock.

(B) Restricted Stock Units. Unless otherwise provided in the applicable Award Agreement, upon or as soon as reasonably practical following the vesting of each Restricted Stock Unit, subject to satisfying the tax withholding obligations of Section 9(b), the Participant shall be entitled to settlement of such Restricted Stock Unit and shall receive one share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement) or an amount in cash equal to the Fair Market Value (for purposes of this Section 7(b)(ii)(B), as calculated on the last day of the Restricted Period) of a share of Stock (or such greater or lesser number of shares of Stock as may be provided pursuant to the applicable Award Agreement), or a combination thereof, as determined by the Committee in its discretion and as provided in the applicable Award Agreement.

(c) DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs may be granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the dividend dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed, is forfeited or expires, as determined by the Committee. Such DERs shall be converted to cash, Stock, Restricted Stock and/or Restricted Stock Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d) Stock Awards. Awards of Stock may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e) Other Stock-Based Awards. Other Stock-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Stock-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Stock, in whole or in part. The Committee shall determine the terms and conditions of any Other Stock-Based Award. Upon vesting, an Other Stock-Based Award may be paid in cash, Stock (including Restricted Stock) or any combination thereof as provided in the Award Agreement.

(f) Substitute Awards. Awards may be granted under the Plan in assumption of, or in substitution for, similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition, by the Company or an Affiliate, of another entity or the securities or assets of another entity. Such Substitute Awards that are Options or SARs may have exercise prices less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules.

(g) Substitution of Awards. Notwithstanding anything herein to the contrary, without first obtaining approval of the Company’s stockholders, (i) the exercise price of outstanding Options and base price of outstanding SARs may not be reduced and (ii) Options and SARs with an exercise price or base price, respectively, above current market price may not be cancelled, substituted, exchanged, or surrendered and replaced with Options or SARs with a lower exercise price or base price, other Awards, or cash.

(i) General.

(A) Award Agreements. Each Award shall be evidenced by an Award Agreement that shall reflect any vesting conditions and shall also contain such other terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(B) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant for no consideration. Notwithstanding the immediately preceding sentence, the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements or any Award intended to be exempt from Section 409A to become subject to and fail to satisfy such requirements.

(C) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate thereof. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate thereof may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Option and SAR shall be exercisable only by the Participant (or the Participant’s legal representative in the case of the Participant’s Disability or incapacitation) during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate thereof; provided, however, that in the event there is any conflict between this Section 7(g)(ii)(B) and the Company’s then-current insider trading policy, the insider trading policy shall control.

(C) The Committee may provide in an Award Agreement or, in its discretion, that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

(iii) Term of Awards. Subject to Section 7(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee.

(iv) Stock Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Stock issued in connection with any Award and instead such Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or equity plan administrator). All certificates for Stock or other securities of the Company delivered under the Plan and all Stock issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Stock or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(v) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(vi) Delivery of Stock or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Stock pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Stock is listed or traded, and the Stock is covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Stock pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Stock pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

SECTION 8. Amendment and Termination; Certain Transactions. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Stock is traded and subject to Section 8(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, at any time, for any reason, or for no reason, without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b) Amendments to Awards. Subject to Section 8(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award or Award Agreement theretofore granted, provided that no change, other than pursuant to Section 8(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 5(c) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, which need not be uniform with respect to all Participants or all Awards, may take any one or more of the following actions:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

Notwithstanding the foregoing, (i) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant ASC Topic 718, the provisions in Section 5(c) above shall control to the extent they are in conflict with the discretionary provisions of this Section 8, provided, however, that nothing in this Section 8(c) or Section 5(c) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 8 or in Section 5(c) above; and (ii) no action shall be taken under this Section 8 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

SECTION 9. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service or pursuant to Section 8(c). The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Stock, including Stock that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes. In the event that Stock that would otherwise be issued pursuant to an Award is used to satisfy such withholding obligations, the number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock which have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company or any of its Affiliates with respect to such Award, as determined by the Committee.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its Affiliates, or to continue to serve as a Consultant or a Director, as applicable. Furthermore, the Company and/or any Affiliate thereof may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d) No Rights as Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Stock covered by any Award unless and until the Participant becomes the record owner of such Stock.

(e) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be construed and interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines, at any time, that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Company or any of its Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Company or any of its Affiliates have any liability for failing to do so. If any termination of Service constitutes a vesting or payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that:

(A) are subject to the provisions of Section 409A;

(B) are not otherwise exempt under Section 409A; and

(C) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of:

(1) the date that is six months and one day following the date of termination of Service; or

(2) the date of the Participant’s death.

Each payment or amount due to a Participant under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments.

(f) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Stock is listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

(g) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(h) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(i) Other Laws. The Committee may refuse to issue or transfer Stock or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Stock or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Stock is then traded, or entitle the Company or any of its Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate of the Company.

(k) No Fractional Shares of Stock. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional share of Stock or whether such fractional share of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(m) No Guarantee of Tax Consequences. None of the Board, the Committee or the Company provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person and assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(n) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company or any of its Affiliates, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company and its Affiliates reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

(o) Limitation of Liability. No member of the Board or the Committee or Employee to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 4 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any employee in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(p) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company and all of its Affiliates shall be relieved of any further liability for payment of such amounts.

SECTION 10. Term of the Plan. The Plan shall be effective as of March 16, 2032 and shall continue until the earliest of (i) the date terminated by the Board, or (ii) the tenth (10th) anniversary of the Effective Date, it being understood that the Plan shall be submitted for approval by a majority of the outstanding Stock of the Company entitled to vote. The Plan shall be null and void and of no effect if such stockholder approval is not attained within twelve (12) months after the date on which the Plan is adopted by the Board. Upon termination of the Plan, the applicable terms and provisions of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination.